TO THE SECRETARY OF
AMERICAN CENTURION LIFE ASSURANCE COMPANY

By Resolution received by the Secretary on December 1, 1995, the Board of Directors of American Centurion Life Assurance Company:

         RESOLVED, That American Centurion Life Assurance Company, pursuant to the provisions of Section 4240 of the New York Insurance Law, established a separate account designated ACL Variable Annuity Account 2, to be used for the Corporation's Variable Annuity contracts; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to establish such subaccounts and/or investment divisions of the Account in the future as they determine to be appropriate; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to accomplish all filings, including registration statements and applications for exemptive relief from provisions of the securities laws as they deem necessary to carry the foregoing into effect.

As President of American Centurion Life Assurance Company, I hereby establish, in accordance with the above resolutions and pursuant to authority granted by the Board of Directors, 292 additional subaccounts within the separate account. Detailed below is the number of each such subaccounts that will invest in the following portfolios:

7 subaccounts investing in AXP(R) VP - Bond Fund
7 subaccounts investing in AXP(R) VP - Cash Management Fund
8 subaccounts investing in AXP(R) VP - Diversified Equity Income Fund
8 subaccounts investing in AXP(R) VP - Federal Income Fund
8 subaccounts investing in AXP(R) VP - Growth Fund
7 subaccounts investing in AXP(R) VP - New Dimensions Fund
8 subaccounts investing in AXP(R) VP - Partners Small Cap Value Fund
8 subaccounts investing in AXP(R) VP - S&P 500 Index Fund
8 subaccounts investing in AIM V.I. - Basic Value Fund, Series II Shares
8 subaccounts investing in AIM V.I. Capital Development Fund, Series II Shares
8 subaccount investing in AIM V.I. Premier Equity Fund, Series I Shares
8 subaccounts investing in Alliance VP Growth and Income Portfolio - Class B
8 subaccounts investing in Alliance VP Premier Growth Portfolio - Class B
8 subaccounts investing in Alliance VP Technology Portfolio - Class B
8 subaccounts investing in Alliance VP Total Return Portfolio - Class B
8 subaccounts investing in Fidelity(R) VIP Contrafund Portfolio - Service
Class 2
8 subaccounts investing in Fidelity(R) VIP Growth Portfolio - Service Class 2
8 subaccounts investing in Fidelity(R) VIP Mid Cap Portfolio - Service Class 2
8 subaccounts investing in Fidelity(R) VIP Overseas Portfolio - Service Class 2 8 subaccounts investing in FTVIPT Franklin Real Estate - Service Class 28
8 subaccounts investing in FTVIPT Franklin Small Cap - Service Class 2
8 subaccounts investing in FTVIPT Small Cap Value Securities - Service Class 2
8 subaccounts investing in FTVIPT Mutual Shares - Service Class 2
8 subaccounts investing in FTVIPT Templeton Foreign Securities - Service Class 2 8 suaccounts investing in MFS Investors Growth Stock Series - Service Class
8 subaccounts investing in MFS New Discovery Series - Initial Class


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8 subaccounts investing in MFS Total Return Series- Initial Class
8 subaccounts investing in MFS Utilities Series - Initial Class
8 subaccounts investing in Oppenheimer Capital Appreciation Fund/VA, Service Shares
8 subaccounts investing in Oppenheimer Global Securities Fund/VA, Service Shares 8 subaccounts investing in Oppenheimer High Income Fund/VA, Service Shares
8 subaccounts investing in Oppenheimer Main Street Small Cap Fund/VA, Service Shares
8 subaccounts investing in Oppenheimer Strategic Bond Fund/VA, Service Shares
7 subaccounts investing in Putnam VT Growth & Income Fund - Class IB Shares
8 subaccounts investing in Putnam VT International Growth - Class IB Shares
8 subaccounts investing in Putnam VT Research Fund - Class IB Shares
8 subaccounts investing in Putnam VT Vista Fund - Class IB Shares

In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of American Centurion Life Assurance Company, the Unit Investment Trust comprised of ACL Variable Annuity Account 2 and consisting of 30 subaccounts is hereby reconstituted as ACL Variable Annuity Account consisting of 322 subaccounts.

                                             Received by the Secretary:


/s/ Timothy V. Bechtold                      /s/ Eric L. Marhoun
------------------------                     --------------------------
    Timothy V. Bechtold, President               Eric L. Marhoun


                                             Date:    February  5, 2003